Contacts:
At Notify Technology Corporation:
Jerry Rice, Chief Financial Officer
Phone: 408-777-7927
jerry.rice@notifycorp.com

For Immediate Release

Notify Technology Reports Results for the Fiscal Quarter Ended June 30, 2009

NotifyLink revenue increases by 39% over the same quarter in prior year.

San Jose, CA, August 13, 2009 -- Notify Technology Corporation (OTC BB: NTFY) today announced financial results for its third fiscal quarter ended June 30, 2009.

Revenue increased 39% to $1,593,805 in the three-month period ended June 30, 2009 from $1,144,800 during the same period in the prior year.  The Company had a net gain for the fiscal quarter ended June 30, 2009 of $120,246 or $0.01 per share, an improvement from a net loss of $83,067, or $0.01 per share, reported for the fiscal quarter ended June 30, 2008.

The gain was completely attributable to the 31% growth in revenue to $4,366,636 for the nine-month period ended June 30, 2009, over revenue of $3,331,443 for the nine-month period ended June 30, 2008.  The Company also experienced a 34% gain in cash and cash equivalents at June 30, 2009 as compared to cash and cash equivalents at September 30, 2008.  The Company’s accounts receivables balance increased 18% during that same period and deferred revenue balance at June 30, 2009 was 22% higher than the comparable balance at September 30, 2008.  Management believes that these increases signify that the Company closed new contracts during the first three quarters of fiscal 2009 at a rate faster than old contracts expired, explaining the 31% growth of revenue during the nine-month period ended June 30, 2009 over the nine-month period ended June 30, 2008.

Sales and marketing expenses were $567,522 in the three-month period ended June 30, 2009 compared to $472,378 in the three-month period ended June 30, 2008.  The increase was primarily in salary and commission expenses for ongoing business and the launch of the new NotifySync product in January 2009.

The Company expended $469,970 for research and development in the three-month period ended June 30, 2009 compared to $414,788 in the three-month period ended June 30, 2008.  Virtually all the increase is due to personnel increases as the Company invested heavily in expanding the NotifyLink product line and readying the NotifySync product line for launch in January 2009.

General and administrative costs also increased to $397,804 in the three-month period ended June 30, 2009 compared to $310,079 for the three-month period ended June 30, 2008.  The increase was largely due to $17,294 in non-cash compensation expense due to option vesting and a $29,912 for legal expenses related to shareholder matters.

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“It gives me great pleasure to report the financial results of this quarter to our shareholders as it reflects our transition to achieving greater financial performance.  Not only did we have a profitable quarter, but we also reduced the loss year-to-date to only $33,643.  We are very pleased that our NotifyLink™ revenues have increased quarter to quarter and that this quarter’s results were a 39% increase over the same quarter last year,” said Paul DePond President and CEO of Notify Technology Corporation. “Our NotifyLink products have done well even in a tough economy.  Our ability to support the large number of the new wireless handhelds like the Apple® iPhone™ 3GS or Palm® Pre™ makes our NotifyLink solution very desirable for organizations and enterprises of all sizes.”

About Notify Technology Corporation
Founded in 1994, Notify Technology Corporation, (OTC BB: NTFY) is an innovative software company developing mobility products for organizations of all sizes. Notify’s wireless solutions provide secure synchronized email and PIM access and management to any size organization on a variety of wireless 2-way devices and networks. Notify sells its wireless products directly and through authorized resellers internationally. The Company is headquartered in San Jose, California. For more information, visit http://www.notifycorp.com or contact 408-777-7920.

Forward-Looking Statements: This press release contains forward-looking statements related to Notify Technology Corporation that involve risks and uncertainties, including, but not limited to, statements regarding the changes in asset balances on the balance sheet, the significant of changes in the balance of deferred revenue, the launch of new wireless devices and product lines and the improving performance of the Company’s wireless products.  Those statements are based on current information and expectations and there are important factors that could cause actual results to differ materially from those anticipated by such statements. These risks include, but are not limited to, Notify’s ability to deliver products and manage growth, its ability to continue to improve its existing products or develop new products or technologies, and its ability to maintain revenue growth as well as other risks.  In particular, management cannot predict future NotifyLink revenues with any accuracy and does not know whether NotifyLink revenues will continue to grow at the rates recently experienced, if at all.  Increasing NotifyLink revenues will require, among other things, continued investments in the Company’s sales and marketing organization and Notify has limited available cash resources to make these investments.  These forward-looking statements are made in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  For further information about these factors that could affect Notify Technology's future results, please see the Company’s filings with the Securities and Exchange Commission.  Prospective investors are cautioned that forward-looking statements are not guarantees of performance.  Actual results may differ materially from management’s expectations.

(Financial Tables Follow)

NOTIFY TECHNOLOGY CORPORATION
CONDENSED STATEMENTS OF OPERATIONS

	Three-Month Periods		Nine-Month Periods
	Ended June 30,		Ended June 30,
	2009	2008	2009	2008

Revenue:
Product revenue	$1,593,805	$1,144,800	$4,366,636	$3,331,443
Total revenue	1,593,805	1,144,800	4,366,636	3,331,443

Cost of revenue:
Product cost	--	2,590	8,620	11,455
Royalty payments	38,925	30,647	109,072	105,284
Total cost of revenue	38,925	33,237	117,692	116,739
Gross profit	1,554,880	1,111,563	4,248,944	3,214,705

Operating expenses:
Research and development	469,970	414,788	1,449,731	1,186,960
Sales and marketing	567,522	472,378	1,708,292	1,374,160
General and administrative	397,804	310,079	1,127,477	956,859
Total operating expenses	1,435,296	1,197,245	4,285,500	3,517,979

Gain (loss) from operations	119,584	(85,682)	(36,556)	(303,274)

Other interest (expense), net	662	2,615	2,913	6,479

Net gain (loss)	$120,246	$(83,067)	$(33,643)	$(296,795)

Basic net gain (loss) per share	$0.01	$(0.01)	$(0.00)	$(0.02)

Basic weighted average shares outstanding	14,075,662	14,075,662	14,075,662	14,046,336

Diluted weighted net gain(loss) per share	$0.01	$(0.01)	$(0.00)	$(0.02)

Diluted weighted average shares outstanding	14,849,281	14,075,662	14,075,662	14,046,336

NOTIFY TECHNOLOGY CORPORATION
Condensed Balance Sheets

	June 30,	Sept. 30,
	2009	2008
	Unaudited	Audited
Assets:
Current assets:
Cash and cash equivalents	$1,357,105	$1,010,607
Accounts receivable, net	599,665	509,735
Other assets	24,898	39,452
Total current assets	1,981,668	1,559,794
Non-current assets
Property and equipment, net	243,332	173,224
Lease deposits	15,602	--
Total non-current assets	258,934	173,224
Total assets	$2,240,602	$1,733,018
Liabilities and shareholders’ deficit
Current liabilities:
Current portion of capital lease obligation	$4,753	$4,445
Accounts payable	49,887	40,045
Accrued payroll and related liabilities	331,653	349,292
Deferred revenue	2,964,465	2,418,235
Other accrued liabilities	139,740	171,108
Total current liabilities	3,490,498	2,983,125
Long-term capital lease obligations	7,069	10,685
Total liabilities	3,497,567	2,993,810
Shareholders' deficit:
Common stock	14,076	14,076
Additional paid-in capital	23,424,865	23,387,395
Accumulated deficit	(24,695,906)	(24,662,263)
Total shareholders’ deficit	(1,256,965)	(1,260,792)
Total liabilities and shareholders' deficit	$2,240,602	$1,733,018